FILE NO: 11430/06

October 1, 2009

Re:  Shelf Registration Statement of Citizens & Northern Corporation on Form S-3

Board of Directors Citizens & Northern Corporation 90-92 Main Street P.O. Box 58 Wellsboro, PA 16901

Ladies and Gentlemen:

          We have acted as counsel to Citizens & Northern Corporation, a Pennsylvania corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

          The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”).  The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $75,000,000 aggregate offering price of (i) shares of common stock, par value $1.00 per share (the “Common Stock”), (ii) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated securities (the “Debt Securities”) to be issued pursuant to one or more Indentures between the Company and a trustee or bank to be named (the “Trustee”), which may be supplemented for any series of Debt Securities (the “Indenture”), and (iii) warrants to purchase Common Stock or Debt Securities (the “Warrants”).  The Debt Securities, Common Stock and Warrants are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock.

          In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto.  We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

          Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 2 and 3 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Rhoads & Sinon LLP ∙ Attorneys at Law ∙ Twelfth Floor ∙ One South Market Square ∙ PO Box 1146
Harrisburg, PA  17108-1146 ph (717) 233-5731 ∙ fx (717) 232-1459 ∙ www.rhoads-sinon.com

October 1, 2009

          Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           (a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the offer, issuance and sale of Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Common Stock, the total number of issued and outstanding shares of Common Stock will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued upon (i) the exchange or conversion of any Securities that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, or (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock), will be validly issued, fully paid and nonassessable.

2.            (a) When the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

October 1, 2009

3.           (a) When a warrant agreement relating to the Warrants has been duly authorized (the “Warrant Agreement”), executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Articles and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and the Warrants will be validly issued.

          The opinions set forth in paragraphs 2 and 3 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

          To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities and under the Warrant Agreement for any Warrants, namely, the Trustee or the warrant agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture or Warrant Agreement, as applicable; that such Indenture or Warrant Agreement, as applicable, has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture or Warrant Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture or Warrant Agreement, as applicable.

October 1, 2009

          Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.  This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Rhoads & Sinon LLP